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                                                                    EXHIBIT 3.13


    STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:15 PM 03/16/2001
   010132601 - 3362988

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                             PERKINELMER LIMS, INC.

         PerkinElmer LIMS, Inc., a corporation organized and existing under the laws of the state of Delaware, hereby certifies as follows:

         1. Pursuant to Section 241 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation restates, integrates and further amends the provisions of the original Certificate of Incorporation, as amended to the date of this filing. The original Certificate of Incorporation of this corporation was filed with the Secretary of State of the State of Delaware on March 1, 2001. This Amended and Restated Certificate of Incorporation has been duly adopted by the directors of the corporation. The corporation has not received any payment for any of its stock.

         2. The text of the original Certificate of Incorporation, as amended to the date of this filing, is hereby restated and amended to read in its entirety as follows:

         FIRST:            The name of the corporation (the "Corporation") is
PerkinElmer LIMS, Inc.

         SECOND:           The address of the Corporation's registered office in
the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

         THIRD:            The purpose of the Corporation is to engage in any
lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH:           The total number of shares which the Corporation
shall have the authority to issue is Ten-Thousand (10,000) shares. All such shares are to be without par value.

         FIFTH:            The name and mailing address of the incorporator is
P. Ragan Richard, Suite 701, 445 North Blvd., Baton Rouge, Louisiana 70802.

         SIXTH:            The Corporation shall be managed by, and all
corporate powers shall be vested in, a board of directors, as set from time to time in the bylaws of the Corporation or a resolution of the board of directors. Election of directors need not be by written ballot except and to the extent provided in the by-laws of the Corporation. The board of directors is authorized to make, alter or repeal the by-laws of the Corporation. The initial board of directors shall be composed of the following three individuals whose names and addresses are listed below, to serve until the first annual meeting of shareholders or until their successors have been

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elected and qualified, and the powers of the sole incorporator shall cease and terminate upon the filing of the Certificate of Incorporation with the Secretary of State of the State of Delaware.

                                    Terrance L. Carlson
                                    45 William Street
                                    Wellesley, MA 02481

                                    Robert F. Friel
                                    45 William Street
                                    Wellesley, MA 02481

                                    John L. Healy
                                    45 William Street
                                    Wellesley, MA 02481

         SEVENTH:          To the full extent permitted by the General
Corporation Law of the State of Delaware, including without limitation, Section 102(b)(7), or any other applicable laws presently or hereafter in effect, no director of the Corporation shall be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Corporation. Any repeal or modification of this Article seventh shall not adversely affect any right or protection of a director of the Corporation existing immediately prior to such repeal or modification.

         EIGHTH:           Each person who is or was or had agreed to become a
director or officer of the Corporation, or each such person who is or was serving or had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, benefit plan or other enterprise (including the heirs, executors, administrators and estate of such person), may be indemnified by the Corporation to the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws as presently or hereafter in effect and as set forth in the by-laws of the Corporation. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provides for indemnification greater or different than that provided in this Article. Any repeal or modification of this Article Eighth shall not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.

         NINTH:            In furtherance and not in limitation of the rights,
powers, privileges and discretionary authority granted or conferred by the General Corporation Law of the State of Delaware or other statutes or laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter, amend or repeal the by-laws of the Corporation, without any action on the part of the stockholders, but the stockholders may make additional by-laws and may alter, amend or repeat any by-law whether adopted by them or otherwise. The Corporation may in its by-laws confer powers upon its Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

         TENTH:            The Corporation reserves the right at any time and
from time to time to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, and

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other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or hereafter amended are granted subject to this reservation.

         IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been signed under the seal of the Company this 14th day of March, 2001.

                                    PERKINELMER LIMS, INC.

                                    By:     /s/ Stephen DeFalco
                                        -----------------------------
                                        Name:  Stephen DeFalco
                                        Title: President

[SEAL]

                  Sworn to and Subscribed before me
                     this 15th day of March, 2001.
                        /s/ Geraldine A. Murillo

                          GERALDINE A. MURILLO
                              NOTARY PUBLIC
                  MY COMMISSION EXPIRES:  NOV. 30, 2005

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                              Acknowledgment as to
                             PerkinElmer LIMS, Inc.

State of          /s/ Connecticut
         ---------------------------

County of         /s/ Fairfield
          ----------------------------------

         BEFORE ME, the undersigned authority, personally came and appeared Stephen DeFalco who, being duly sworn, declared and acknowledged before me that PerkinElmer LIMS, Inc. has not received any payment for any of its stock, that he is the President of PerkinElmer, LIMS, Inc. and that in such capacity he was duly authorized by the Board of Directors to and did execute the foregoing Amended and Restated Certificate of Incorporation on behalf of such corporation, for the purposes therein expressed, as his and such corporation's free act and deed, and that the facts stated therein are true.

                                                   /s/ Stephen DeFalco
                                          --------------------------------------
                                          Stephen DeFalco, President

Sworn to and subscribed before me
this 15th day of March, 2001.

         /s/ Geraldine A. Murillo
------------------------------------
         NOTARY PUBLIC

                              GERALDINE A. MURILLO
                                  NOTARY PUBLIC
                      MY COMMISSION EXPIRES: NOV. 30, 2005

[SEAL]

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                              CERTIFICATE OF MERGER
                                       OF
                     ANALYTICAL AUTOMATION SPECIALISTS, INC.
                                  WITH AND INTO
                             PERKINELMER LIMS. INC.

         The undersigned corporation, acting pursuant to Section 252 of the Delaware General Corporation Law and Section 112 of the Louisiana Business Corporation Law, hereby certifies as follows:

         FIRST: That the name and state of incorporation of each of the merging corporations is as follows:

Name                                           State of Incorporation
----                                           ----------------------
PerkinElmer LIMS, Inc.                                Delaware
Analytical Automation Specialists, Inc.               Louisiana

         SECOND: That an Agreement and Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the parties in accordance with the requirements of Section 252 of the Delaware General Corporation Law and Section 112 of the Louisiana Business Corporation Law.

         THIRD: That the name of the surviving corporation of the merger is PerkinElmer LIMS, Inc.

         FOURTH: That the Certificate of Incorporation of PerkinElmer LIMS, Inc. shall be the Certificate of Incorporation of the surviving corporation.

         FIFTH: That the executed Agreement and Plan of Merger is on file at the principal place of business of PerkinElmer LIMS, Inc., located at 761 Main Avenue, Norwalk, CT 06859.

         SIXTH: That a copy of the Agreement and Plan of Merger will be furnished by PerkinElmer LIMS, Inc., on request and without cost, to any stockholder of either party to the merger.

         SEVENTH: This Certificate of Merger shall be effective on the date of its filing with the Secretaries of State of the States of Delaware and Louisiana.

         EIGHTH: The authorized capital stock of the foreign corporation which is a party to the merger is as follows:
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
     Corporation           Class        Number of Shares           Par Value
     -----------           -----        ----------------           ---------
Analytical Automation      Common             100                     None
Specialists, Inc.

         This Certificate of Merger is executed by PerkinElmer LIMS, Inc., acting through its President, on the date indicated below.

                                                   PerkinElmer LIMS, Inc.

Attest:          /s/ Phillip Ayers                 By:      /s/ Stephen DeFalco
        -----------------------------------            -------------------------
        Phillip Ayers                                       Stephen DeFalco
        Secretary                                           President

Dated:           /s/ March 29, 2001
        -----------------------------------

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                              Acknowledgment as to
                             PerkinElmer LIMS, Inc.

State of          /s/ Connecticut
        ------------------------------

County of         /s/ Fairfield
        ------------------------------

         BEFORE ME, the undersigned authority, personally came and appeared Stephen DeFalco who, being duly sworn, declared and acknowledged before me that he is the President of PerkinElmer LIMS, Inc. and that in such capacity he was duly authorized to and did execute the foregoing Certificate of Merger on behalf of such corporation, for the purposes therein expressed, as his and such corporation's free act and deed, and that the facts stated therein are true.

                                                  /s/ Stephen DeFalco
                                            --------------------------------
                                                    Stephen DeFalco

Sworn to and subscribed before me
this 29th day of March, 2001.

         /s/ Geraldine A. Murillo
-----------------------------------------
         NOTARY PUBLIC

                              GERALDINE A. MURILLO
         [SEAL]                  NOTARY PUBLIC
                      MY COMMISSION EXPIRES: NOV. 30, 2005

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                             PERKINELMER LIMS, INC.

                            CERTIFICATE OF AMENDMENT

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION

PerkinElmer LIMS, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation, by unanimous written consent of its members, adopted a resolution proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation of said corporation:

         RESOLVED, that in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware, the Restated Certificate of Incorporation of PerkinElmer LIMS, Inc. be amended by changing the first Article thereof so that, as amended, said Article shall be and read as follows:

                  The name of the corporation is PerkinElmer Labworks, Inc.

         SECOND: That in lieu of a meeting and vote of shareholders, the sole shareholder has given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said PerkinElmer LIMS, Inc. has caused this certificate to be signed by Philip Ayers, its Secretary , this 3d day of April, 2001.

                                                    /s/ Philip Ayers
                                       -----------------------------------------
                                                             By: Philip Ayers
                                                                    Secretary